Exhibit 16.1

April 23, 2010 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549
Re: AFC Enterprises, Inc.
File No. 000-32369
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K/A of AFC Enterprises, Inc. dated April 23, 2010, and agree with the statements concerning our Firm contained therein.
Very truly yours,
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd